UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 10, 2021

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 South Colorado Blvd., Tower 1, Suite 10200 Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 5, 2021, Gold Resource Corporation (“GORO” or the “Company”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with Aquila Resources Inc., a corporation incorporated under the laws of the Province of Ontario (“Aquila”), pursuant to which GORO, through a wholly-owned subsidiary, agreed to acquire all of the issued and outstanding common shares of Aquila (the “Transaction”). On December 10, 2021 (the “Closing Date”), the Transaction was consummated by way of a court-approved plan of arrangement under the Business Corporations Act (Ontario) (the “Plan of Arrangement”), on and subject to the terms and conditions of the Arrangement Agreement.

Pursuant to the Arrangement Agreement and the Plan of Arrangement, on the Closing Date, holders of Aquila common shares (the “Aquila Shares”) received a number of common shares of the Company (the “GORO Shares”) equal to the number of Aquila Shares multiplied by the exchange ratio of 0.0399 (the “Exchange Ratio”). In the aggregate, the Company issued 13,714,630 GORO Shares. The Exchange Ratio represents consideration of C$0.09 per Aquila share (the “Per Share Price”) based upon the closing prices of the Aquila Shares and the GORO Shares on September 3, 2021. The Per Share Price implies an aggregate acquisition price for 100% of the outstanding Aquila shares of approximately C$30.9 million.

Aquila’s shareholders approved the Arrangement Agreement and the Plan of Arrangement on November 17, 2021. The Transaction did not require the approval of GORO’s shareholders. The Ontario Superior Court of Justice (Commercial List) issued a final order approving the Plan of Arrangement on November 19, 2021.

The GORO Shares were issued in connection with the consummation of the Plan of Arrangement pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) of the Securities Act based on the final order of the Ontario Superior Court of Justice (Commercial List) issued on November 19, 2021, approving the Plan of Arrangement following a hearing by the court upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued had the right to appear.

The foregoing description of the Arrangement Agreement is qualified in its entirety by reference to the Arrangement Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)            Financial Statements of Business Acquired

The financial statements of Aquila Resources required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

(d)            Exhibits.

Exhibit No.	Description
2.1	Arrangement Agreement by and among Gold Resource Corporation, Gold Resource Acquisition Sub, Inc. and Aquila Resources Inc., dated October 5, 2021 (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2021).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: December 15, 2021	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President